Exhibit 99.1
NUVEEN CHURCHILL BDC V

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Nuveen Churchill BDC V
Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets and liabilities, including the consolidated schedule of investments, of Nuveen Churchill BDC V and its subsidiaries (the “Company”) as of December 31, 2025, and the related consolidated statements of operations, changes in net assets and cash flows for the period from July 9, 2025 to December 31, 2025, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations, changes in its net assets and its cash flows for the period from July 9, 2025 to December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit.We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 2025 by correspondence with the custodian, portfolio company investees, fund administrators and agent banks; when replies were not received from agent banks, we performed other auditing procedures. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 2, 2026

We have served as the Company’s auditor since 2025.

NUVEEN CHURCHILL BDC V
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

December 31, 2025
Assets
Investments
Non-controlled/non-affiliate company investments, at fair value (cost of $797,235)	$ 796,748
Cash	2,779
Cash equivalents	18,578
Dividend receivable	399
Interest receivable	5,651
Receivable for investments sold	89
Other assets	67
Total assets	$ 824,311

Liabilities
Secured borrowings (net of $224 deferred financing costs) (See Note 6)	$ 468,276
Interest payable	6,354
Management fees payable	1,524
Distributions payable	10,192
Board of Trustees' fees payable	128
Accounts payable and accrued expenses	535
Total liabilities	487,009

Commitments and contingencies (See Note 7)

Net Assets: (See Note 8)
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 13,479,560 common shares issued and outstanding	135
Paid-in-capital in excess of par value	336,843
Total distributable earnings (loss)	324
Total net assets	$ 337,302

Total liabilities and net assets	$ 824,311

Net asset value per share (See Note 9)	$ 25.02
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL BDC V
CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except share and per share data)

Period from July 9, 2025 to December 31, 2025
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$ 32,423
Payment-in-kind interest income	1,040
Dividend income	399
Other income	299
Total investment income	34,161

Expenses:
Organizational expenses	106
Interest and debt financing expenses	13,355
Management fees (See Note 5)	2,542
Income based incentive fees (See Note 5)	2,508
Professional fees	491
Board of Trustees’ fees	214
Administration fees	299
Other general and administrative expenses	101
Total expenses	19,616
Incentive fees waived (See Note 5)	(2,508)
Net expenses	17,108
Net investment income (loss) before excise taxes	17,053
Excise taxes	23
Net Investment Income	17,030

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	53
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments	(487)
Total net realized and unrealized gain (loss) on investments	(434)

Net increase (decrease) in net assets resulting from operations	$ 16,596

Per share data:
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$ 1.55
Weighted average common shares outstanding	10,688,898
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL BDC V
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
(dollars in thousands, except share and per share data)

Period from July 9, 2025 to December 31, 2025
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$ 17,030
Net realized gain (loss) on investments	53
Net change in unrealized appreciation (depreciation) on investments	(487)
Net increase (decrease) in net assets resulting from operations	16,596
Shareholder distributions:
Distributions declared from earnings	(16,086)
Net increase (decrease) in net assets resulting from shareholder distributions	(16,086)
Capital share transactions:
Issuance of common shares	337,000
Net increase (decrease) in net assets resulting from capital share transactions	337,000
Total increase (decrease) in net assets	337,510
Net assets, beginning of period	(208)
Net assets, end of period	$ 337,302
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL BDC V
CONSOLIDATED STATEMENT OF CASH FLOWS
(dollars in thousands, except share and per share data)

Period from July 9, 2025 to December 31, 2025
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$ 16,596

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(913,651)
Proceeds from principal repayments and sales of investments	118,003
Payment-in-kind interest	(1,040)
Amortization of premium/accretion of discount, net	(494)
Net realized (gain) loss on investments	(53)
Net change in unrealized (appreciation) depreciation on investments	487
Amortization of deferred financing costs	10
Changes in operating assets and liabilities:
Receivable for investments sold	(89)
Dividend receivable	(399)
Interest receivable	(5,651)
Other assets	(5)
Interest payable	6,354
Management fees payable	1,524
Board of Trustees' fees payable	128
Accounts payable and accrued expenses	264
Net cash provided by (used in) operating activities	(778,016)

Cash flows from financing activities:
Proceeds from issuance of common shares	337,000
Shareholder distributions	(5,894)
Proceeds from secured borrowings	543,500
Repayments of secured borrowings	(75,000)
Payments of deferred financing costs	(234)
Net cash provided by (used in) financing activities	799,372

Net increase (decrease) in Cash and cash equivalents	21,356
Cash and cash equivalents, beginning of period	1
Cash and cash equivalents, end of period	$ 21,357

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 6,991
Supplemental disclosure of non-cash flow information:
Distributions payable	$ 10,192

The following table provides a reconciliation of cash and cash equivalents reported on the consolidated statement of assets and liabilities that sum to the total of comparable amounts on the consolidated statement of cash flows (dollars in thousands):

December 31, 2025
Cash	$ 2,779
Cash equivalents	18,578
Total cash and cash equivalents shown on the consolidated statement of cash flows	$ 21,357
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
Investments
Debt Investments
Aerospace & Defense
AIM Acquisition, LLC	(8)	First Lien Debt	S + 4.75%	8.58%	12/2/2027	$ 3,244	$ 3,233	$ 3,226	0.96%
AIM Acquisition, LLC	(7) (8)	First Lien Debt	S + 4.75%	8.58%	12/2/2027	11,224	11,224	11,163	3.31%
ERA Industries, LLC (BTX Precision)	(8)	First Lien Debt (Delayed Draw)	S + 4.75%	8.47%	7/25/2030	885	878	887	0.26%
ERA Industries, LLC (BTX Precision)	(8)	First Lien Debt	S + 4.75%	8.59%	7/25/2030	697	692	699	0.21%
ERA Industries, LLC (BTX Precision)	(8)	First Lien Debt	S + 4.75%	8.47%	7/25/2030	1,545	1,532	1,549	0.46%
PAG Holding Corp. (Precision Aviation Group)	(8)	First Lien Debt	S + 4.75%	8.42%	12/21/2029	200	200	199	0.06%
STS Holding, Inc.	(8)	First Lien Debt	S + 4.75%	8.42%	11/12/2030	1,470	1,439	1,403	0.42%
Valkyrie Intermediate, LLC		Subordinated Debt	N/A	10.50% (Cash) 1.00% (PIK)	11/17/2027	10,473	10,356	10,402	3.08%
Total Aerospace & Defense							29,554	29,528	8.76%

Automotive
OEP Glass Purchaser, LLC (PGW Auto Glass)	(8)	First Lien Debt	S + 4.75%	8.63%	4/18/2028	20,000	19,880	19,951	5.91%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(7) (8)	First Lien Debt	S + 5.00%	8.73%	11/1/2029	385	380	379	0.11%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(6) (7)	First Lien Debt (Delayed Draw)	S + 4.75%	8.48%	11/1/2029	3,186	—	(48)	(0.01) %
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(7) (8)	First Lien Debt	S + 4.75%	8.48%	11/1/2029	796	793	785	0.23%
Total Automotive							21,053	21,067	6.24%

Banking, Finance, Insurance, Real Estate
Aprio Advisory Group, LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.62%	8/1/2031	4,966	—	(24)	(0.01) %
Aprio Advisory Group, LLC	(6)	Revolving Loan	S + 4.75%	8.62%	8/1/2031	453	(2)	(2)	— %
Cohen Advisory, LLC	(8)	First Lien Debt	S + 4.50%	8.17%	12/31/2031	4,733	4,699	4,733	1.40%
Compex Legal Services, Inc.	(8)	First Lien Debt	S + 5.75%	9.72%	3/31/2028	3,692	3,679	3,679	1.09%
Knight AcquireCo, LLC	(6) (7)	First Lien Debt (Delayed Draw)	S + 4.50%	8.37%	11/8/2032	1,376	—	(3)	— %
Knight AcquireCo, LLC	(7) (8)	First Lien Debt	S + 4.50%	8.37%	11/8/2032	4,127	4,116	4,118	1.22%
Smith & Howard Advisory LLC	(8)	First Lien Debt	S + 4.75%	8.59%	11/26/2030	2,429	2,407	2,384	0.71%
Total Banking, Finance, Insurance, Real Estate							14,899	14,885	4.41%

Beverage, Food & Tobacco

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
Boardwalk Buyer LLC (Death Wish Coffee)	(7) (8)	First Lien Debt	S + 4.75%	8.52%	9/28/2028	19,896	19,896	19,896	5.90%
Commercial Bakeries Corp.	(8) (11)	First Lien Debt	S + 5.25%	8.92%	9/25/2029	5,251	5,157	5,223	1.55%
Commercial Bakeries Corp.	(8) (11)	First Lien Debt	S + 5.25%	8.92%	9/25/2029	3,500	3,495	3,481	1.03%
FoodScience, LLC	(8)	First Lien Debt	S + 4.75%	8.62%	11/14/2031	4,927	4,844	4,896	1.45%
Naturpak PPC Buyer LLC	(6)	First Lien Debt	S + 4.50%	8.19%	12/22/2032	828	—	(4)	— %
Naturpak PPC Buyer LLC	(8)	First Lien Debt	S + 4.50%	8.19%	12/22/2032	3,643	3,625	3,625	1.07%
Refresh Buyer, LLC (Sunny Sky Products)	(8)	First Lien Debt (Delayed Draw)	S + 4.75%	8.35%	12/23/2028	375	369	367	0.11%
Sara Lee Frozen Bakery, LLC (f/k/a KSLB Holdings, LLC)	(8)	First Lien Debt	S + 5.00%	8.99%	7/30/2027	10,919	10,829	10,750	3.19%
Watermill Express, LLC	(7) (8)	First Lien Debt	S + 4.75%	8.60%	4/30/2031	13,970	13,970	13,970	4.14%
WCHG Buyer, Inc. (Handgards, LLC)	(8)	First Lien Debt	S + 4.75%	8.47%	4/10/2031	16,727	16,474	16,722	4.96%
Total Beverage, Food & Tobacco							78,659	78,926	23.40%

Capital Equipment
American Louver Company, LLC	(7) (8)	First Lien Debt	S + 5.00%	8.67%	10/1/2030	3,893	3,860	3,861	1.14%
Clean Solutions Buyer, Inc.	(8)	First Lien Debt	S + 4.50%	8.22%	9/9/2030	11,299	11,203	11,152	3.31%
Motion & Control Enterprises LLC	(8)	First Lien Debt	S + 6.00%	9.77%	6/1/2028	247	245	245	0.07%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(8)	First Lien Debt (Delayed Draw)	S + 5.25%	9.16%	4/4/2029	786	775	776	0.23%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(8)	First Lien Debt	S + 5.25%	9.16%	4/4/2029	8,249	8,146	8,144	2.41%
SkyMark Refuelers, LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.21%	12/16/2032	1,828	1,233	1,224	0.36%
SkyMark Refuelers, LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.21%	12/16/2032	2,729	—	(13)	— %
SkyMark Refuelers, LLC	(8)	First Lien Debt	S + 4.50%	8.21%	12/16/2032	5,443	5,417	5,417	1.61%
USA Industries Holdings LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.25%	7.99%	12/10/2032	1,388	—	(7)	— %
USA Industries Holdings LLC	(8)	First Lien Debt	S + 4.25%	7.99%	12/10/2032	2,429	2,417	2,418	0.72%
Total Capital Equipment							33,296	33,217	9.85%

Chemicals, Plastics, & Rubber
Chroma Color Corporation	(8)	First Lien Debt (Delayed Draw)	S + 4.25%	8.09%	4/23/2029	1,246	1,229	1,230	0.36%
Chroma Color Corporation	(8)	First Lien Debt	S + 4.25%	8.09%	4/23/2029	2,660	2,624	2,625	0.78%
Tangent Technologies Acquisition, LLC	(8)	First Lien Debt	S + 4.75%	8.77%	11/30/2027	7,679	7,589	7,646	2.27%
WCI-Momentum Bidco, LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	12/31/2032	279	—	(1)	— %
WCI-Momentum Bidco, LLC	(8)	First Lien Debt	S + 4.75%	8.42%	12/31/2032	1,397	1,390	1,390	0.41%
Total Chemicals, Plastics, & Rubber							12,832	12,890	3.82%

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)

Construction & Building
Athlete Buyer, LLC (Allstar Holdings)		Subordinated Debt	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	527	508	496	0.15%
Athlete Buyer, LLC (Allstar Holdings)		Subordinated Debt (Delayed Draw)	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	527	508	496	0.15%
Athlete Buyer, LLC (Allstar Holdings)		Subordinated Debt (Delayed Draw)	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	11,598	11,167	10,903	3.23%
Hyphen Solutions, LLC	(7) (8)	First Lien Debt	S + 4.50%	8.22%	8/6/2032	4,167	4,167	4,171	1.24%
ICE USA Infrastructure, Inc.	(8)	First Lien Debt	S + 5.75%	9.47%	3/15/2030	1,522	1,484	1,472	0.44%
ICE USA Infrastructure, Inc.	(8)	First Lien Debt	S + 5.75%	9.47%	3/15/2030	2,659	2,593	2,572	0.76%
MEI Buyer LLC	(8)	First Lien Debt	S + 4.25%	7.97%	6/29/2029	6,287	6,287	6,287	1.86%
Royal Holdco Corporation (RMA Companies)	(8)	First Lien Debt	S + 4.50%	8.24%	12/30/2030	10,859	10,762	10,761	3.19%
SCIC Buyer, Inc.	(8)	First Lien Debt	S + 4.75%	8.42%	3/28/2031	4,174	4,151	4,257	1.26%
Vertex Service Partners, LLC	(8)	First Lien Debt	S + 6.00%	9.67%	11/8/2030	2,189	2,209	2,182	0.65%
WSB Engineering Holdings Inc.	(8)	First Lien Debt	S + 4.50%	8.32%	8/31/2029	4,991	4,947	4,946	1.47%
Total Construction & Building							48,783	48,543	14.40%

Consumer Goods: Durable
DRS Holdings III, Inc.	(7) (8)	First Lien Debt	S + 5.25%	8.97%	11/1/2028	2,016	2,007	2,007	0.59%
Total Consumer Goods: Durable							2,007	2,007	0.59%

Consumer Goods: Non-Durable
Bradford Soap International, Inc.	(6) (8)	First Lien Debt (Delayed Draw)	S + 4.75%	8.47%	8/28/2031	1,005	—	(5)	— %
Bradford Soap International, Inc.	(8)	First Lien Debt	S + 4.75%	8.47%	8/28/2031	3,016	3,002	3,001	0.89%
KL Bronco Acquisition, Inc. (Elevation Labs)	(8)	First Lien Debt	S + 5.25%	9.19%	6/30/2028	5,080	5,080	5,067	1.50%
MPG Parent Holdings, LLC (Market Performance Group)	(8)	First Lien Debt	S + 5.00%	8.99%	1/8/2030	774	778	778	0.23%
Total Consumer Goods: Non-Durable							8,860	8,841	2.62%

Containers, Packaging & Glass
good2grow LLC	(8)	First Lien Debt	S + 5.50%	9.47%	12/1/2027	3,238	3,238	3,238	0.96%
good2grow LLC	(8)	First Lien Debt	S + 4.50%	8.47%	12/1/2027	16,762	16,761	16,683	4.95%
Ivex Holdco Inc. (Specialized Packaging Group)	(8) (11)	First Lien Debt	S + 5.50%	9.64%	12/17/2027	16,807	16,753	16,802	4.98%
Ivex Holdco Inc. (Specialized Packaging Group)	(8) (11)	First Lien Debt	S + 5.50%	9.64%	12/17/2027	3,092	3,092	3,091	0.92%
Online Labels Group, LLC	(8)	First Lien Debt	S + 4.75%	8.42%	12/19/2029	2,643	2,643	2,643	0.78%
Performance Packaging Buyer, LLC	(8)	First Lien Debt	S + 4.50%	8.34%	4/15/2031	4,934	4,889	4,887	1.45%

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
Total Containers, Packaging & Glass							47,376	47,344	14.04%

Energy: Electricity
Environ Energy, LLC	(6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.07%	10/1/2031	2,684	(19)	(18)	(0.01) %
Environ Energy, LLC	(8)	First Lien Debt	S + 5.25%	9.07%	10/1/2031	4,563	4,530	4,533	1.34%
Tinicum Voltage Acquisition Corp.	(8)	First Lien Debt	S + 4.75%	9.04%	12/15/2028	1,290	1,281	1,281	0.38%
Total Energy: Electricity							5,792	5,796	1.71%

Environmental Industries
CLS Management Services, LLC (Contract Land Staff)	(8)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	3/27/2030	1,691	1,678	1,678	0.50%
CLS Management Services, LLC (Contract Land Staff)	(8)	First Lien Debt	S + 5.00%	8.67%	3/27/2030	1,719	1,705	1,705	0.51%
NFM & J, L.P. (The Facilities Group)	(7) (8)	First Lien Debt	S + 5.75%	9.69%	11/30/2027	11,783	11,593	11,625	3.45%
SI Solutions, LLC	(8)	First Lien Debt	S + 4.75%	8.42%	8/15/2030	5,378	5,356	5,359	1.59%
SI Solutions, LLC	(8)	First Lien Debt	S + 4.75%	8.42%	8/15/2030	4,585	4,567	4,569	1.35%
Total Environmental Industries							24,899	24,936	7.40%

Healthcare & Pharmaceuticals
AB Centers Acquisition Corporation (Action Behavior Centers)	(8)	First Lien Debt	S + 5.25%	8.97%	7/2/2031	321	327	319	0.09%
AB Centers Acquisition Corporation (Action Behavior Centers)	(8)	First Lien Debt	S + 5.25%	8.97%	7/2/2031	2,353	2,346	2,335	0.69%
ARC Health OPCO, LLC	(6)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 5.00% (PIK)	4/10/2031	3,333	(48)	(98)	(0.03) %
ARC Health OPCO, LLC		Subordinated Debt	N/A	8.00% (Cash) 5.00% (PIK)	4/10/2031	6,743	6,547	6,545	1.94%
Bluebird PM Buyer, Inc.	(8)	First Lien Debt	S + 4.75%	8.42%	2/3/2032	3,944	3,915	3,980	1.18%
Bridges Consumer Healthcare Intermediate LLC	(8)	First Lien Debt	S + 5.25%	8.92%	12/22/2031	2,683	2,628	2,643	0.78%
Eyesouth Eye Care Holdco LLC	(8)	First Lien Debt (Delayed Draw)	S + 5.50%	9.32%	10/5/2029	1,691	1,665	1,666	0.49%
Eyesouth Eye Care Holdco LLC	(8)	First Lien Debt	S + 5.50%	9.32%	10/5/2029	14	14	14	— %
FH DMI Buyer, Inc.	(8)	First Lien Debt	S + 5.00%	8.67%	10/11/2030	1,656	1,642	1,656	0.49%
Health Management Associates, Inc.	(8)	First Lien Debt (Delayed Draw)	S + 6.25%	10.34%	3/30/2029	894	888	889	0.26%
Health Management Associates, Inc.	(8)	First Lien Debt	S + 6.25%	10.34%	3/30/2029	9,013	8,956	8,958	2.66%
HMN Acquirer Corp.	(8)	First Lien Debt	S + 4.50%	8.17%	11/5/2031	2,997	2,952	2,970	0.88%
Lavie Group, Inc.	(7) (8)	First Lien Debt	S + 5.00%	8.90%	10/12/2029	1,938	1,920	1,921	0.57%
Midwest Eye Services, LLC	(8)	First Lien Debt	S + 4.50%	8.32%	8/20/2027	15,271	15,159	15,262	4.52%

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
QHR Health, LLC	(8)	First Lien Debt (Delayed Draw)	S + 5.25%	9.07%	5/28/2027	2,361	2,361	2,347	0.70%
QHR Health, LLC	(8)	First Lien Debt	S + 5.25%	9.07%	5/28/2027	17,535	17,535	17,429	5.17%
VMG Holdings LLC (VMG Health)	(6)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	12/23/2031	227	—	(2)	— %
VMG Holdings LLC (VMG Health)	(8)	First Lien Debt	S + 5.00%	8.69%	4/16/2030	455	453	451	0.13%
VMG Holdings LLC (VMG Health)	(8)	First Lien Debt	S + 5.00%	8.67%	4/16/2030	149	147	148	0.04%
VSC Specialty Molding Acquisition LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.43%	10/6/2031	1,292	—	(5)	— %
VSC Specialty Molding Acquisition LLC	(8)	First Lien Debt	S + 4.50%	8.43%	10/6/2031	2,128	2,116	2,119	0.63%
Total Healthcare & Pharmaceuticals							71,523	71,547	21.19%

High Tech Industries
Exterro, Inc.	(8)	First Lien Debt	S + 5.25%	9.02%	6/1/2027	20,000	20,159	19,854	5.89%
GNX HBS PARENT, LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	9/30/2031	1,706	—	(7)	— %
GNX HBS PARENT, LLC	(8)	First Lien Debt	S + 4.75%	8.42%	9/30/2031	2,901	2,886	2,889	0.86%
GS AcquisitionCo, Inc.	(7) (8)	First Lien Debt	S + 5.25%	8.92%	5/25/2028	11,834	11,802	11,675	3.46%
Infobase Acquisition, Inc.	(8)	First Lien Debt	S + 5.50%	9.35%	6/14/2028	5,679	5,650	5,679	1.68%
Prosci, Inc.	(8)	First Lien Debt	S + 4.50%	8.32%	11/18/2030	20,000	20,000	19,900	5.90%
Specialist Resources Global Inc.	(8)	First Lien Debt	S + 5.00%	8.72%	9/23/2027	122	122	122	0.04%
Stratix Holding Corporation	(8)	First Lien Debt	S + 4.75%	8.35%	9/15/2028	13,369	13,369	13,324	3.95%
Venture Buyer, LLC (Velosio)	(7) (8)	First Lien Debt	S + 5.25%	8.97%	3/1/2030	4,944	4,944	4,944	1.47%
Total High Tech Industries							78,932	78,380	23.25%

Hotel, Game & Leisure
Davidson Hotel Company LLC	(8)	First Lien Debt	S + 5.00%	8.72%	10/31/2031	1,250	1,245	1,263	0.37%
Total Hotel, Game & Leisure							1,245	1,263	0.37%

Media: Advertising, Printing & Publishing
Calienger Acquisition, L.L.C. (Wpromote, LLC)	(8)	First Lien Debt	S + 5.75%	9.72%	10/23/2028	2,296	2,283	2,284	0.68%
VS Professional Training Acquisitionco, LLC	(8)	First Lien Debt	S + 5.25%	8.97%	9/30/2026	6,296	6,296	6,257	1.85%
VS Professional Training Acquisitionco, LLC	(8)	First Lien Debt	S + 5.25%	8.97%	9/30/2026	2,690	2,690	2,674	0.79%
Total Media: Advertising, Printing & Publishing							11,269	11,215	3.32%

Services: Business

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
All4 Buyer, LLC	(8)	First Lien Debt	S + 4.25%	8.11%	1/23/2032	2,008	1,989	1,990	0.59%
Archer Acquisition, LLC (ARMstrong)	(8)	First Lien Debt	S + 4.75%	8.52%	10/8/2029	3,988	3,955	3,956	1.17%
Astra Service Partners, LLC	(6) (7)	First Lien Debt (Delayed Draw)	S + 4.75%	8.34%	11/26/2032	1,130	—	(4)	— %
Astra Service Partners, LLC	(7) (8)	First Lien Debt	S + 4.75%	8.34%	11/26/2032	3,434	3,421	3,422	1.01%
Bounteous, Inc.	(8)	First Lien Debt (Delayed Draw)	S + 4.75%	8.47%	8/2/2029	4,128	4,120	4,128	1.22%
Bounteous, Inc.	(8)	First Lien Debt (Delayed Draw)	S + 4.75%	8.47%	8/2/2029	340	339	340	0.10%
Bounteous, Inc.	(8)	First Lien Debt	S + 4.75%	8.47%	8/2/2029	7,975	7,959	7,974	2.36%
Bounteous, Inc.	(8)	First Lien Debt	S + 4.75%	8.47%	8/2/2029	3,730	3,723	3,730	1.11%
Bullhorn, Inc.	(7) (8)	First Lien Debt	S + 5.00%	8.72%	10/1/2029	17,764	17,629	17,764	5.27%
Caldwell & Gregory LLC		Subordinated Debt	S + 8.75%	9.92% (Cash) 2.50% (PIK)	3/31/2031	6,730	6,813	6,790	2.01%
Element 78 Partners, LLC (E78)	(8)	First Lien Debt (Delayed Draw)	S + 5.50%	9.32%	12/1/2027	5,016	5,016	4,965	1.47%
Element 78 Partners, LLC (E78)	(8)	First Lien Debt	S + 5.50%	9.32%	12/1/2027	9,320	9,320	9,225	2.73%
Empower Brands Franchising, LLC (f/k/a Lynx Franchising LLC)	(7) (8)	First Lien Debt	S + 5.75%	9.60%	12/23/2026	12,731	12,731	12,712	3.77%
Empower Brands Franchising, LLC (f/k/a Lynx Franchising LLC)	(7) (8)	First Lien Debt	S + 5.75%	9.60%	12/23/2026	7,166	7,166	7,156	2.12%
Env Automation Acquisition, LLC	(6) (7)	First Lien Debt (Delayed Draw)	S + 4.50%	8.24%	12/8/2031	2,052	—	(10)	— %
Env Automation Acquisition, LLC	(7) (8)	First Lien Debt	S + 4.50%	8.24%	12/8/2031	4,240	4,219	4,220	1.25%
LRN Corporation (Lion Merger Sub, Inc.)	(7) (8)	First Lien Debt	S + 5.25%	8.95%	12/17/2027	16,057	16,057	15,999	4.74%
M&S Holdings Buyer, Inc.	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.44%	12/23/2032	376	—	(2)	— %
M&S Holdings Buyer, Inc.	(8)	First Lien Debt	S + 4.75%	8.44%	12/23/2032	2,070	2,060	2,060	0.61%
Olympus US Bidco LLC (Phaidon International)	(8) (11)	First Lien Debt	S + 5.50%	9.44%	8/22/2029	546	533	528	0.16%
Redwood Services Group, LLC (Evergreen Services Group)	(7) (8)	First Lien Debt	S + 5.25%	8.93%	6/15/2029	4,713	4,677	4,713	1.40%
Sagebrush Buyer, LLC (Province)	(8)	First Lien Debt	S + 5.00%	8.72%	7/1/2030	2,495	2,473	2,474	0.73%
Sentinel Technologies, Inc	(8)	First Lien Debt	S + 4.50%	8.35%	11/3/2031	2,419	2,407	2,408	0.71%
TSS Buyer, LLC (Technical Safety Services)	(8)	First Lien Debt	S + 5.50%	9.32%	6/22/2029	17,960	17,960	17,960	5.32%
UBEO, LLC		Subordinated Debt	N/A	11.00%	1/3/2029	12,000	11,944	12,000	3.56%
VRC Companies, LLC (Vital Records Control)	(7) (8)	First Lien Debt	S + 5.50%	9.19%	6/29/2027	4,749	4,749	4,749	1.41%
VRC Companies, LLC (Vital Records Control)	(7) (8)	First Lien Debt	S + 5.50%	9.34%	6/29/2027	13,085	13,063	13,085	3.88%
Total Services: Business							164,323	164,332	48.70%

Services: Consumer

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
360 Holdco, Inc. (360 Training)	(8)	First Lien Debt	S + 4.75%	8.42%	8/2/2028	1,925	1,925	1,908	0.57%
Excel Fitness Consolidator LLC	(8)	First Lien Debt	S + 4.50%	8.42%	4/29/2030	3,781	3,781	3,753	1.11%
Legacy Service Partners, LLC	(6)	Subordinated Debt (Delayed Draw)	N/A	13.25% (PIK)	11/10/2032	47	(1)	(1)	— %
Legacy Service Partners, LLC		Subordinated Debt	N/A	13.25% (PIK)	11/10/2032	53	51	52	0.02%
Legacy Service Partners, LLC	(6) (8)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	11/10/2031	100	—	(1)	— %
Legacy Service Partners, LLC	(8)	First Lien Debt	S + 4.50%	8.17%	11/10/2031	11,522	11,478	11,448	3.39%
North Haven Spartan US Holdco LLC	(8)	First Lien Debt (Delayed Draw)	S + 5.75%	9.49%	6/8/2026	797	797	797	0.24%
North Haven Spartan US Holdco LLC	(7) (8)	First Lien Debt (Delayed Draw)	S + 5.75%	9.49%	6/8/2026	8,299	8,298	8,298	2.46%
North Haven Spartan US Holdco LLC	(8)	First Lien Debt	S + 5.75%	9.49%	6/8/2026	9,189	9,189	9,189	2.72%
Perennial Services Group, LLC	(6) (7)	First Lien Debt (Delayed Draw)	S + 4.50%	8.19%	12/23/2032	4,219	—	(21)	(0.01) %
Perennial Services Group, LLC	(7) (8)	First Lien Debt	S + 4.50%	8.19%	12/23/2032	5,781	5,753	5,753	1.71%
Total Services: Consumer							41,271	41,175	12.21%

Sovereign & Public Finance
Renaissance Buyer, LLC (LMI Consulting, LLC)	(8)	First Lien Debt	S + 5.25%	8.94%	7/18/2028	5,575	5,622	5,575	1.65%
Total Sovereign & Public Finance							5,622	5,575	1.65%

Telecommunications
BCM One, Inc.	(8)	First Lien Debt	S + 4.50%	8.43%	11/17/2027	12,523	12,523	12,523	3.71%
BCM One, Inc.	(8)	First Lien Debt (Delayed Draw)	S + 4.50%	8.43%	11/17/2027	3,967	3,967	3,967	1.18%
MBS Holdings, Inc.	(7) (8)	First Lien Debt	S + 5.00%	8.92%	4/16/2027	796	796	796	0.24%
MBS Holdings, Inc.	(7) (8)	First Lien Debt	S + 5.00%	8.92%	4/16/2027	19,100	19,099	19,099	5.66%
Sapphire Telecom, Inc.	(8)	First Lien Debt	S + 5.00%	8.67%	6/27/2029	3,241	3,241	3,244	0.96%
Total Telecommunications							39,626	39,629	11.75%

Transportation: Cargo
FSK Pallet Holding Corp. (Kamps Pallets)	(8)	First Lien Debt	S + 6.25%	10.24%	12/23/2026	13,322	13,126	13,132	3.89%
FSK Pallet Holding Corp. (Kamps Pallets)	(8)	First Lien Debt	S + 6.75%	10.83%	12/23/2026	745	737	738	0.22%
Total Transportation: Cargo							13,863	13,870	4.11%

Transportation: Consumer

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
EVDR Purchaser, Inc.	(8)	First Lien Debt	S + 4.50%	8.23%	2/14/2031	5,896	5,891	5,867	1.74%
Total Transportation: Consumer							5,891	5,867	1.74%

Utilities: Electric
Force Electrical Buyerco, LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.37%	10/21/2032	4,606	49	29	0.01%
Force Electrical Buyerco, LLC	(8)	First Lien Debt	S + 4.50%	8.37%	10/21/2032	2,702	2,689	2,691	0.80%
Pinnacle Supply Partners, LLC	(8)	First Lien Debt	S + 6.25%	10.12%	4/3/2030	2,112	2,101	2,013	0.60%
RMS Energy Borrower LLC	(8)	First Lien Debt	S + 4.50%	8.22%	9/30/2032	6,581	6,548	6,545	1.94%
RMS Energy Borrower LLC	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.22%	9/30/2032	1,199	(3)	(6)	— %
Total Utilities: Electric							11,384	11,272	3.35%

Utilities: Water
USA Water Intermediate Holdings, LLC	(8)	First Lien Debt	S + 4.75%	8.57%	2/21/2031	4,305	4,305	4,305	1.28%
Total Utilities: Water							4,305	4,305	1.28%

Wholesale
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(8)	First Lien Debt (Delayed Draw)	S + 5.50%	9.47%	1/19/2029	1,951	1,935	1,923	0.57%
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(8)	First Lien Debt	S + 5.50%	9.47%	1/19/2029	5,252	5,206	5,175	1.53%
Total Wholesale							7,141	7,098	2.10%

Total Debt Investments							$ 784,405	$ 783,508	232.26%

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Equity Investments
Capital Equipment
ATL GSE Holdings, LP	(9)	Class A Units	12/16/2025	126	126	126	0.04%
Total Capital Equipment					126	126	0.04%

Consumer Goods: Durable
LH Equity Investors, L.P.	(6) (9) (10)	Limited Partnership Interests	9/3/2025	1,500,000	1,444	2,029	0.60%
Total Consumer Goods: Non-durable					1,444	2,029	0.60%

Containers, Packaging & Glass
Conversion Holdings, L.P. (Specialized Packaging Group)	(9) (11)	Class A Units	8/1/2025	171,030	205	221	0.07%
Total Containers, Packaging & Glass					205	221	0.07%

Healthcare & Pharmaceuticals
HMA Equity, LP (Health Management Associates)	(9)	AA Equity Co-Invest	8/1/2025	297,780	320	302	0.09%
VSC Specialty Molding Holdings LLC	(9)	Class A Units	10/6/2025	925	92	92	0.03%
WE Select Fund 3, L.P.	(9) (10)	Limited Partnership Interests	9/10/2025	1,165,000	1,193	1,436	0.43%
Total Healthcare & Pharmaceuticals					1,605	1,830	0.55%

High Tech Industries
GNX HBS Holdings, LLC	(9)	LP Interests	10/1/2025	69	69	69	0.02%
Three Rivers Co-Investment, L.P.	(9) (10)	LP Interests	11/7/2025	1,300,000	1,302	1,300	0.39%
Total High Tech Industries					1,371	1,369	0.41%

Services: Business
Concord FG Holdings, LP (E78)	(9)	Class A Common Units	8/1/2025	895	949	537	0.16%
M&S Group Holdings,LLC	(9)	Common Equity	12/23/2025	1,467	147	147	0.04%
NMSEF II Holdings I, L.P.	(9) (10)	Limited Partnership Interests	9/29/2025	1,165,000	1,170	1,164	0.35%
NMS VONA Case Management Acquisition, LP	(9) (10)	Class A Common Units	11/25/2025	2,793	1,500	1,500	0.44%
Schill Blocker Agg, LLC	(9) (10)	Limited Partnership Interests	12/12/2025	3,000,000	3,000	3,000	0.89%
STech Investors, LP	(9)	Class A Units	11/3/2025	465	46	46	0.01%
Total Services: Business					6,812	6,394	1.89%

Services: Consumer
Legacy Parent Holdings, LLC (Legacy Service Partners)	(9)	Class B Units	8/1/2025	1,088	141	145	0.04%

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)

Portfolio Company (1) (2) (4)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Legacy Parent Holdings, LLC (Legacy Service Partners)	(9)	Class B Units	8/1/2025	27	4	4	— %
Total Services: Consumer					145	149	0.04%

Wholesale
Lettermen's Parent Holding, LLC	(9)	Common Units	11/20/2025	10,000	1,000	1,000	0.30%
Lettermen's Parent Holding, LLC	(9)	Common Units	12/5/2025	1,215	122	122	0.04%
Total Wholesale					1,122	1,122	0.34%

Total Equity Investments					$ 12,830	$ 13,240	3.94%

Total Investments					$ 797,235	$ 796,748	236.20%

Portfolio Company (1)	Footnotes	Interest Rate	Shares	Cost	Fair Value	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund - Institutional Class		4.00%	18,578,150	$ 18,578	$ 18,578	5.51%
Total Cash Equivalents				18,578	18,578	5.51%

Total Investments & Cash Equivalents				$ 815,813	$ 815,326	241.71%
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)Refer to Note 3 “Investments” for the geographic composition of investments at cost and fair value.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”), which generally resets periodically. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at December 31, 2025. As of December 31, 2025, effective rates for 1M S, 3M S, 6M S, and 12M S are 3.69%, 3.65%, 3.57% and 3.42%, respectively. For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of December 31, 2025. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3), unless noted otherwise. See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” and Note 4 “Fair Value Measurement” for more information.
(5)Percentage is based on net assets of $337,302 as of December 31, 2025.
(6)Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion.
(7)Investment is a unitranche position.
(8)Denotes that all or a portion of the assets are owned by SPV I (as defined in the Note 1 "Organization"). SPV I has entered into a senior secured revolving credit facility (the “Scotiabank Credit Facility”) on August 1, 2025. The lenders of the Scotiabank Credit Facility have a first lien security interest in substantially all of the assets of SPV I. Accordingly, such assets are not available to creditors of the Company.
(9)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of December 31, 2025, the Company held eighteen restricted securities with an aggregate fair value of $13,240, or 3.93% of the Company’s net assets.

NUVEEN CHURCHILL BDC V
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2025
(dollars in thousands, except share data)
(10)Investments measured at net asset value (“NAV”). See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” for more information.
(11)The investment is considered a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company cannot acquire any non-qualifying assets unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. As of December 31, 2025, total non-qualifying assets at fair value represented 3.56% of the Company's total assets calculated in accordance with the 1940 Act.
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

1. ORGANIZATION
Nuveen Churchill BDC V (“BDC V”, and together with its consolidated subsidiaries, the "Company"), a Delaware statutory trust, was formed on May 22, 2025. The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, the Company intends to elect, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
The Company is externally managed by Churchill Asset Management LLC (the “Adviser” or “Churchill”), an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser manages the Company’s day-to-day operations and provides it with investment advisory and management services. Churchill BDC Administration LLC (the “Administrator”) provides the administrative services necessary to conduct the Company’s day-to-day operations. The Adviser and the Administrator are indirect subsidiaries of Nuveen, LLC, the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”). See Note 5, Related Party Transactions.
The Company’s investment objective is to provide investors with attractive risk-adjusted returns primarily through current income and, secondarily, long-term capital appreciation, by investing in a diversified portfolio of private debt and equity investments in private equity-owned U.S. middle market companies, which are defined as companies with approximately $10 million to $250 million of annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company primarily focuses on investing in U.S. middle market companies with $10 to $100 million in EBITDA, which it considers the core middle market. The Company primarily invests in first-lien senior secured debt and first-out positions in unitranche loans (collectively “senior loan investments”), as well as junior debt investments, such as second-lien loans, unsecured debt, subordinated debt and last-out positions in unitranche loans (including fixed- and floating-rate instruments and instruments with payment-in-kind income (“PIK”)) (collectively “junior capital investments”). Senior loan investments and junior capital investments may be originated alongside smaller related common equity positions to the same portfolio companies. The Company’s portfolio also may include larger, stand-alone direct equity co-investments in private-equity backed companies that may or may not be originated alongside or separately from senior loan investments and/or junior capital investments to the applicable portfolio company (“equity co-investments”). Subject to the pace and amount of investment activity in its middle market investment program, the Company’s portfolio also may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“liquid investments”).
Nuveen Churchill BDC V SPV I LLC (“SPV I”) and Nuveen Churchill BDC V Equity Holdings LLC ("Equity Holdings"), each a Delaware limited liability company, were formed on July 14, 2025. SPV I and Equity Holdings are wholly owned subsidiaries of BDC V and are consolidated in these consolidated financial statements commencing from the date of their formation, in accordance with the Company’s consolidation policy discussed in Note 2. Significant Accounting Policies. SPV I primarily invests in first-lien senior secured debt and unitranche loans. Equity Holdings was formed to hold certain equity-related securities.
Pursuant to a private offering of our common shares of beneficial interest (the "Private Offering"), we are offering shares to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions from the registration requirements of the Securities Act. We expect to enter into separate subscription agreements with one or more investors relating to the Private Offering, pursuant to which each investor will make a capital commitment to purchase shares. The initial closing of the Private Offering was held on August 1, 2025 (the "Initial Closing").The Company may hold additional closings for a period of 18 months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended to 24 months after the Initial Closing in the sole discretion of the Company’s board of trustees (the “Board”).

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”), and pursuant to Regulation S-X. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements for the period presented, have been included. U.S. GAAP for an investment company requires investments to be recorded at fair value. The carrying value for all other assets and liabilities approximates their fair value unless otherwise disclosed herein.
Consolidation
As provided under ASC 946, BDC V generally will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to BDC V. Accordingly, the consolidated financial statements include the accounts of BDC V and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates based on assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
Cash and restricted cash represent cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. Cash, restricted cash and cash equivalents are carried at cost, which approximate fair value. As of December 31, 2025, the Company did not hold any restricted cash and held $18,578 of cash equivalents.
Valuation of Portfolio Investments
Investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
•Level 3 — Valuations are based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets and are classified as Level 2. The Company’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.
The Company applies the practical expedient provided by ASC Topic 820 relating to investments in certain portfolio companies that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain portfolio companies that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share or its equivalent as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.
Pursuant to Rule 2a-5 under the 1940 Act, the Company's Board has designated the Adviser as the Company's valuation designee (the “Valuation Designee”) to determine the fair value of the Company's investments that do not have readily available market quotations. Pursuant to the Company's valuation policy approved by the Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of the Company’s assets for which market quotations are not readily available, subject to the oversight of the Board.
With respect to investments for which market quotations are not readily available (Level 3), the Valuation Designee, subject to the oversight of the Board as described below, undertakes a multi-step valuation process each quarter, as follows:
i.the quarterly valuation process begins with each portfolio company or investment being initially valued by either the professionals of the applicable investment team that are responsible for the portfolio investment or an independent third-party valuation firm;
ii.to the extent that an independent third-party valuation firm has not been engaged by, or on behalf of, the Company to value 100% of the portfolio, then at a minimum, an independent third-party valuation firm will be engaged by, or on behalf of, the Company to provide positive assurance of the portfolio each quarter (such that each investment is reviewed by a third-party valuation firm at least once on a rolling 12-month basis and each watch-list investment will be reviewed each quarter), including a review of management’s preliminary valuation and recommendation of fair value;
iii.the Valuation Committee then reviews and discusses the valuations with any input, where appropriate, from the independent third-party valuation firm(s), and determines the fair value of each investment in good faith based on the Company's valuation policy, subject to the oversight of the Board; and
iv.the Valuation Designee provides the Board with the information relating to the fair value determination pursuant to the Company’s valuation policy in connection with each quarterly Board meeting, complies with the periodic board reporting requirements set forth in the Company’s valuation policy, and discusses with the Board its determination of the fair value of each investment in good faith.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
The Valuation Designee makes this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Valuation Designee as part of the valuation of investments include each portfolio company's credit ratings/risk, current and projected earnings, current and expected leverage, ability to make interest and principal payments, liquidity, compliance with applicable loan covenants, and price to earnings (or other financial) ratios and those of comparable companies, as well as the estimated remaining life of the investment and current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and credit markets that may affect the price at which similar investments would trade. The Valuation Designee may also base its valuation of an investment on recent transactions of investments and securities with similar structure and risk characteristics. The Valuation Designee obtains market data from its ongoing investment purchase efforts, in addition to monitoring transactions that have closed or are discussed in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. As part of compiling market data as an indication of current market conditions, management may utilize third-party sources.
The Board is responsible for overseeing the Valuation Designee’s process for determining the fair value of the Company’s assets for which market quotations are not readily available, taking into account the Company’s valuation risks. To facilitate the Board’s oversight of the valuation process, the Valuation Designee provides the Board with quarterly reports, annual reports, and prompt reporting of material matters affecting the Valuation Designee’s determination of fair value. As part of the Board’s oversight role, the Board may request and review additional information to be informed of the Valuation Designee’s process for determining the fair value of the Company's investments.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, such values do not necessarily represent the amount that ultimately might be realized upon a portfolio investment's sale. Due to the inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
Investment Transactions and Revenue Recognition
Investment transactions are recorded on the applicable trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statement of assets and liabilities. Realized gains or losses are measured by the difference between the net proceeds received from repayments and sales and the cost basis of the investment using the specific identification method without regard to unrealized appreciation or depreciation previously recognized and are included as net realized gain (loss) on investments in the consolidated statement of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statement of operations and reflects the period-to-period change in fair value and cost of investments, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Company accrues interest income if it expects that ultimately it will be able to collect such income.
The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. This non-cash source of income is included when determining what must be paid to shareholders in the form of distributions in order for the Company to qualify for and maintain its tax treatment as a RIC, even though the Company has not yet collected cash. For the period from July 9, 2025 to December 31, 2025, the Company earned $1,040 in PIK income provisions, representing 3.04% of total investment income.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio companies and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. For the period from July 9, 2025 to December 31, 2025, the Company earned $399 of dividend income on its equity investments.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
Distributions from the Company's equity investments in other investment companies occur at irregular intervals and the exact timing of the distributions cannot be determined. The classification of distributions received, including return of capital, realized gains and dividend income, is based on information received from the portfolio company.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company’s investment activities, as well as any fees for managerial assistance services rendered by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the period from July 9, 2025 to December 31, 2025, the Company earned $299 in other income, primarily related to prepayment and amendment fees.
Loans are generally placed on non-accrual status when a payment default occurs or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments. The Company will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. The Company may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through PIK income. As of December 31, 2025, there were no loans in the Company's portfolio on non-accrual status.
Deferred Financing Costs
Deferred financing costs represent fees and other direct incremental costs incurred in connection with the Company's borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument. The unamortized balance of such costs is included as a direct deduction from the related liability in the accompanying consolidated statement of assets and liabilities. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statement of operations.
Organization and Offering Costs
Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Company. For the period from July 9, 2025 to December 31, 2025, the Company incurred $106 in organizational expenses. Offering costs consist primarily of fees and expenses incurred in connection with the offering of the Company's shares, as well as legal, printing and other costs associated with the preparation and filing of the Company's registration statement and offering materials. Offering costs, if any, are recognized as a deferred charge and amortized on a straight-line basis over 12 months.
Income Taxes
For U.S. federal income tax purposes, the Company intends to elect to be treated and qualify annually thereafter as a RIC under the Code; however, no assurance can be given that the Company will be able to qualify for and maintain RIC tax status. In order to qualify as a RIC, BDC V must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then BDC V is generally required to pay U.S. federal income taxes only on the portion of its taxable income and capital gains it does not distribute. SPV I is a disregarded entity for tax purposes and is consolidated with the tax return of BDC V. Equity Holdings has elected to be classified as a corporation for U.S. federal income tax purposes.
The minimum distribution requirements applicable to RICs require BDC V to timely distribute (or be deemed to distribute) to its shareholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, BDC V may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
In addition, based on the excise distribution requirements, BDC V is subject to a nondeductible 4% U.S. federal excise tax on undistributed income unless BDC V distributes (or is deemed to distribute) in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ended October 31 in that calendar year and (3) certain undistributed amounts from previous years on which we paid no U.S. federal income tax. For this purpose, however, any ordinary income or capital gain net income retained by BDC V that is subject to U.S. federal income tax is considered to have been distributed. BDC V intends to timely distribute to its shareholders substantially all of its annual taxable income for each year, except that BDC V may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, BDC V may choose to carry forward ICTI for distribution in the following year and pay any applicable U.S. federal excise tax. For the period ended December 31, 2025, BDC V incurred $23 in excise tax.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. All penalties and interest associated with income taxes, if any, are included in income tax expense.
Dividends and Distributions to Common Shareholders
To the extent that the Company has taxable income, the Company intends to make regular quarterly distributions to its common shareholders. Dividends and distributions to common shareholders are recorded on the applicable record date. The amount to be distributed to common shareholders is determined by the Board each quarter and is generally based upon the taxable earnings estimated by the Adviser and available cash. Net realized gains, if any, will generally be distributed at least annually, although the Company may decide to retain such capital gains for investment.
Functional Currency
The functional currency of the Company is the U.S. Dollar and all transactions were in U.S. Dollars.
Segment Reporting
The Company is externally managed by Churchill and operates as a single reportable segment in accordance with ASC Topic 280, Segment Reporting ("ASC 280"). The Company's sole business activity is deriving investment income from its portfolio of investments. The Company's accounting policies are described in Note 2, Significant Accounting Policies. The Company's chief operating decision makers ("CODM") are the investment committee, comprised of senior investment personnel from the Churchill investment teams, and the Chief Executive Officer and Chief Financial Officer. The CODM assess the Company's performance based on: (i) net investment income, (ii) net realized and unrealized gains (losses) from investments, and (iii) net increase (decrease) in net assets resulting from operations, all of which are reported in the consolidated statement of operations. The CODM may also evaluate performance through industry benchmarking analyses using metrics disclosed in Note 9, Consolidated Financial Highlights. Churchill, subject to Board oversight, manages the Company's day-to-day operations and provides investment advisory and management services. All investment decisions require unanimous approval from the investment committee members. The operating expense categories and information presented in the consolidated statement of operations fully reflect the significant expense categories and amounts regularly provided to the CODM for decision-making purposes.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures ("ASU 2023-09"). ASU 2023-09 enhances the transparency and decision usefulness of income tax disclosures by requiring public business entities to disclose specific categories in the rate reconciliation, provide additional information for reconciling items that meet a quantitative threshold, and present disaggregated information about income taxes paid. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied on a prospective basis, although retrospective application is permitted. As the Company intends to elect to be treated as a RIC under the Code, the Company is not subject to federal income tax on the portion of its taxable income and gains distributed to shareholders, provided it satisfies certain requirements, including minimum distribution requirements. Accordingly, the Company generally does not incur significant federal income tax liability and the enhanced disclosure requirements under ASU 2023-09 related to the federal income tax rate reconciliation are not applicable to the Company. The Company is, however, subject to a federal excise tax and certain state and local taxes. The Company adopted ASU 2023-09 effective December 31, 2025 and concluded that the application of this guidance did not have any material impact on the consolidated financial statements.

In November 2024, the FASB issued Accounting Standard Update (“ASU”) No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). The amendments in ASU 2024-03 improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This information generally is not presented in the consolidated financial statements today. The amendments in ASU 2024-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.
3. INVESTMENTS
As of December 31, 2025, the Company's investments consisted of the following:

	December 31, 2025
	Cost	Fair Value	% of Fair Value
First-Lien Debt	$ 736,560	$ 735,923	92.37%
Subordinated Debt[1]	47,845	47,585	5.97%
Equity Investments	12,830	13,240	1.66%
Total	$ 797,235	$ 796,748	100.00%
_____________________
1As of December 31, 2025, Subordinated Debt was comprised of second lien term loans and/or second lien notes of $6,790 and mezzanine debt of $40,795 at fair value; Subordinated Debt was comprised of second lien term loans and/or second lien notes of $6,813 and mezzanine debt of $41,032 at cost.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
The industry composition of the Company's portfolio as a percentage of fair value as of December 31, 2025 was as follows:

Industry	December 31, 2025
Aerospace & Defense	3.71%
Automotive	2.64%
Banking, Finance, Insurance & Real Estate	1.87%
Beverage, Food & Tobacco	9.91%
Capital Equipment	4.18%
Chemicals, Plastics & Rubber	1.62%
Construction & Building	6.09%
Consumer Goods: Durable	0.51%
Consumer Goods: Non-durable	1.11%
Containers, Packaging & Glass	5.97%
Energy: Electricity	0.73%
Environmental Industries	3.13%
Healthcare & Pharmaceuticals	9.21%
High Tech Industries	10.01%
Hotel, Gaming & Leisure	0.16%
Media: Advertising, Printing & Publishing	1.41%
Services: Business	21.42%
Services: Consumer	5.19%
Sovereign & Public Finance	0.70%
Telecommunications	4.97%
Transportation: Cargo	1.74%
Transportation: Consumer	0.74%
Utilities: Electric	1.41%
Utilities: Water	0.54%
Wholesale	1.03%
Total	100.00%

The geographic composition of investments at cost and fair value was as follows:

	December 31, 2025
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$ 768,000	$ 767,402	96.32%	227.50%
Canada	28,702	28,818	3.62%	8.54%
United Kingdom	533	528	0.06%	0.16%
	$ 797,235	$ 796,748	100.00%	236.20%
As of December 31, 2025, on a fair value basis, 94.79% of the Company’s debt investments bore interest at a floating rate.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
4. FAIR VALUE MEASUREMENTS
Fair Value Disclosures
The following table presents fair value measurements of investments and cash equivalents, by major class. as of December 31, 2025, according to the fair value hierarchy:

As of December 31, 2025	Level 1	Level 2	Level 3	Measured at Net Asset Value[2]	Total
Assets:
First-Lien Debt	$ —	$ —	$ 735,923	$ —	$ 735,923
Subordinated Debt [1]	—	—	47,585	—	47,585
Equity Investments	—	—	2,811	10,429	13,240
Cash Equivalents	18,578	—	—	—	18,578
Total	$ 18,578	$ —	$ 786,319	$ 10,429	$ 815,326
______________
1 Subordinated Debt is further comprised of second lien term loans and/or second lien notes of $6,790 and mezzanine debt of $40,795.
2 Certain investments are measured at fair value using NAV per share (or its equivalent) as a practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated statements of assets and liabilities.
The following tables provide a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the period from July 9, 2025 to December 31, 2025:

	First Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of July 9, 2025	$ —	$ —	$ —	$ —
Purchase of investments (See Note 5)	842,146	58,676	3,221	904,043
Proceeds from principal repayments and sales of investments	(105,955)	(12,048)	—	(118,003)
Payment-in-kind interest	26	1,014	—	1,040
Amortization of premium/accretion of discount, net	431	63	—	494
Net realized gain (loss) on investments	(88)	141	—	53
Net change in unrealized appreciation (depreciation) on investments	(637)	(261)	(410)	(1,308)
Balance as of December 31, 2025	$ 735,923	$ 47,585	$ 2,811	$ 786,319

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of December 31, 2025	$ (637)	$ (261)	$ (410)	$ (1,308)
Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period from July 9, 2025 to December 31, 2025, there were no transfers into or out of Level 3.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of December 31, 2025 were as follows:

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

Investment Type	Fair Value at December 31, 2025	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$ 684,049	Yield Method	Market Yield Discount Rate	7.45%	12.07%	8.92%
Subordinated Debt	41,087	Yield Method	Market Yield Discount Rate	10.92%	15.66%	12.79%
Equity Investments	1,209	Market Approach	EBITDA Multiple	7.0x	13.0x	11.72x
Total	$ 726,345
First-Lien Debt in the amount of $51,874, Subordinated Debt in the amount of $6,498 and equity investments in the amount of $1,602 at December 31, 2025 have been excluded from the table above, because the investments are valued using a recent transaction.
Debt investments are generally valued using a yield method. Under the yield method, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure. Debt investments also may be valued using a market approach. The market approach utilizes market value (EBITDA) multiples of publicly traded comparable companies and available precedent sales transactions of comparable companies. Certain factors are considered when selecting the appropriate companies whose multiples are used in the valuation. These factors may include the type of organization, similarity to the business being valued, and relevant risk factors, as well as size, profitability and growth expectations. A recent market trade, if applicable, also may be factored into the valuation if the transaction price is believed to be an indicator of value.
Equity investments are generally valued using a market approach, which utilizes market value multiplies (EBITDA or revenue) of publicly traded comparable companies and available precedent sales transactions of comparable companies. The selected multiple is used to estimate the enterprise value of the underlying investment.
The significant unobservable input used in the yield method is a discount rate based on comparable market yields. Significant increases in discount rates in isolation would result in a significantly lower fair value measurement. The significant unobservable input used in the market approach is the performance multiple, which may include a revenue multiple, EBITDA multiple, or forward-looking metrics. The multiple is used to estimate the enterprise value of the underlying investment. An increase or decrease in the multiple would result in an increase or decrease, respectively, in the fair value.
Alternative valuation methodologies may be used as deemed appropriate for debt or equity investments, and may include, but are not limited to, a market approach, income approach, or liquidation (recovery) approach.
Weighted average inputs are calculated based on the relative fair value of the investments.
5. RELATED PARTY TRANSACTIONS
Advisory Agreement
On August 5, 2025, the Company entered into the Investment Advisory Agreement with the Adviser (the “Advisory Agreement”). The Board, including all of the trustees who are not “interested persons” (as defined under Section 2(a)(19) of the 1940 Act) of the Company (the “Independent Trustees”), approved the Advisory Agreement in accordance with, and on the basis of, an evaluation satisfactory to such trustees, as required by the 1940 Act. Under the Advisory Agreement, the Adviser manages the day-to-day operations of, and provide investment advisory and management services to, the Company.
Unless terminated earlier as described below, the Advisory Agreement will remain in effect for a period of two years from August 5, 2025 and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the outstanding voting securities of the Company, and, in each case, a majority of the Independent Trustees. The Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act. The Advisory

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
Agreement may also be terminated at any time without penalty upon not less than 60 days’ written notice, by (i) the vote of a majority of the outstanding voting securities of the Company, (ii) the vote of the Board, or (iii) the Adviser.
Pursuant to the Advisory Agreement, the Company pays a base management fee and incentive fees to the Adviser, as described below.
Base Management Fee
The management fee is payable quarterly in arrears. Prior to any listing of the shares on a national securities exchange (the “Exchange Listing”) or any other public trading market (together with the Exchange Listing, a “Public Listing”), the management fee is calculated at an annual rate of 0.75% of average total assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage (“Average Total Assets”), at the end of the two most recently completed calendar quarters. Beginning with the first full calendar quarter following a Public Listing, the management fee will be calculated at an annual rate of 1.00% of Average Total Assets at the end of the two most recently completed calendar quarters. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.
For the period from July 9, 2025 to December 31, 2025, management fees earned was $2,542. As of December 31, 2025, $1,524 of such base management fees was unpaid and is included in management fees payable in the accompanying consolidated statement of assets and liabilities.
Incentive Fee
The incentive fee consists of two components that are independent of each other: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
Incentive Fee on Income
The incentive fee on income is based on the Company’s Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of, the Company’s net assets at the end of the immediately preceding quarter from interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement (as defined below), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).
Subject to the fee waiver described below, the Company pays the Adviser an incentive fee quarterly in arrears with respect to the Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

•100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15% of the Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•15% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations will be pro-rated for any period of less than three months.
The Adviser has agreed to waive 100% of the incentive fee based on income payable to the Adviser until December 31, 2025. For the period from July 9, 2025 to December 31, 2025, the Company incurred $2,508 in incentive fee based on income, all of which was waived by the Adviser.

Incentive Fee Based on Capital Gains

The portion of the incentive fee based on capital gains is determined and payable at the end of each calendar year in arrears (or upon termination of the Investment Advisory Agreement, as of the termination date). The amount payable equals:

•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The fees that are payable under the Advisory Agreement for any partial period will be appropriately prorated.
The Adviser has agreed to waive 100% of the incentive fee based on capital gains payable to the Adviser until December 31, 2025. For the period from July 9, 2025 to December 31, 2025, the Company did not incur any incentive fees based on capital gains.
Administration Agreement
On August 5, 2025, the Company entered into an administration agreement with the Administrator (the “Administration Agreement”), which was approved by the Board. Pursuant to the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Adviser, the Administrator also may provide managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. U.S. Bancorp Fund Services, LLC provides the Company with certain fund administration and bookkeeping services pursuant to a sub-administration agreement (the "Sub-Administration Agreement") with the Administrator.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
For the period from July 9, 2025 to December 31, 2025, the Company incurred $299 in fees under the Sub-Administration Agreement, which are included in administration fees expense in the consolidated statement of operations. As of December 31, 2025, $239 were unpaid and are included in accounts payable and other expenses in the consolidated statement of assets and liabilities.
Board of Trustees’ Fees
As of December 31, 2025, the Board consists of five members, four of whom are Independent Trustees. The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Co-Investment Committee, each consisting solely of the Independent Trustees, and may establish additional committees in the future. For the period from July 9, 2025 to December 31, 2025, the Company incurred $214 in fees which are included in Board of Trustees’ fees in the consolidated statement of operations. As of December 31, 2025, $128 were unpaid and are included in Board of Trustees’ fees payable in the accompanying consolidated statement of assets and liabilities.
Other Related Party Transactions
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms. As of December 31, 2025, the Company owed the Adviser $72 for reimbursements relating to organizational expenses incurred, which is included in accounts payable and accrued expenses in the accompanying consolidated statement of assets and liabilities.
On August 1, 2025, prior to the Company's election to be regulated as a BDC under the 1940 Act, TIAA sold certain portfolio investments to the Company (the "Initial Portfolio") at a purchase price of $815,349 (fair value as of July 31, 2025). The Company funded the purchase of the Initial Portfolio with $307,000 of equity contributions from a wholly owned subsidiary of TIAA (see Note 8 for further information) and $508,349 of borrowings from the Scotiabank Credit Facility (defined below).
6. SECURED BORROWINGS
In accordance with the 1940 Act, the Company is currently only allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is maintained at a level of at least 150% after such borrowing. The Company’s asset coverage was 172.00% as of December 31, 2025. Proceeds of the credit facility are used for general corporate purposes, including the funding of portfolio investments.
On August 1, 2025, SPV I entered into a credit agreement (the “Scotiabank Credit Agreement”) with the lenders from time to time parties thereto, the Bank of Nova Scotia, as administrative agent, BDC V, as servicer, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian. The Scotiabank Credit Agreement provides for borrowings in an aggregate amount of up to $550,000 (the "Scotiabank Credit Facility”).
Borrowings under the Scotiabank Credit Facility are secured by all of the assets held by SPV I and bear interest based on an annual rate equal to SOFR determined for any day (“Daily Simple SOFR”) for the relevant interest period, plus an applicable spread. As of December 31, 2025, the Scotiabank Credit Facility bore interest at a rate of SOFR, reset daily plus 1.975% per annum. Interest is payable quarterly. Any amounts borrowed under the Scotiabank Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on August 1, 2034. Borrowing under the Scotiabank Credit Agreement is subject to certain restrictions contained in the 1940 Act. The Company and SPV I have made customary representations and warranties and are required to comply with various financial covenants and other maintenance covenants, reporting requirements and other customary requirements for similar facilities. As of December 31, 2025, the Company and SPV I were in compliance with all covenants and other requirements under the Scotiabank Credit Agreement.
The carrying value of the Scotiabank Credit Facility approximates its fair value. The fair value measurement is based on significant inputs that are not observable and thus represent Level 3 measurements. The borrowing consisted of the following as of December 31, 2025:

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

	December 31, 2025
	Scotiabank Credit Facility	Total
Total Commitment	$ 550,000	$ 550,000
Borrowings Outstanding (1)	468,500	468,500
Unused Portion (2)	81,500	81,500
Amount Available (3)	80,395	80,395
______________
(1) Borrowings outstanding on the consolidated statement of assets and liabilities are net of deferred financing costs.
(2) The unused portion is the amount upon which commitment fees are based.
(3) Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.
For the period from July 9, 2025 to December 31, 2025, the components of interest expense and debt financing expenses related to the Scotiabank Credit Facility were as follows:

Period from July 9, 2025 to December 31, 2025
Borrowing interest expense	$ 13,318
Unused fees	27
Amortization of deferred financing costs	10
Total interest and debt financing expenses	$ 13,355
Average interest rate (1)	6.22%
Average daily borrowings	$ 511,503
_______________
(1)Average interest rate includes borrowing interest expense and unused fees, if any.

Contractual Obligations
The following tables show the contractual maturities of our debt obligation as of December 31, 2025 (dollar amounts in thousands):

Payments Due by Period
As of December 31, 2025	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Scotiabank Credit Facility	$ 468,500	$ —	$ —	$ —	$ 468,500
Total debt obligations	$ 468,500	$ —	$ —	$ —	$ 468,500

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
7. COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnifications or warranties. Future events could occur that might lead to the enforcement of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of December 31, 2025 for any such exposure.
As of December 31, 2025, the Company had the following unfunded investment commitments:

Portfolio Company	December 31, 2025
Aprio Advisory Group, LLC - Delayed Draw Loan	$ 4,966
Aprio Advisory Group, LLC - Revolving Loan	453
ARC Health OPCO, LLC - Delayed Draw Loan	3,333
Astra Service Partners, LLC - Delayed Draw Loan	1,130
Bradford Soap International, Inc. - Delayed Draw Loan	1,006
Env Automation Acquisition, LLC - Delayed Draw Loan	2,052
Environ Energy, LLC - Delayed Draw Loan	2,684
Force Electrical Buyerco, LLC - Delayed Draw Loan	4,557
GNX HBS PARENT, LLC - Delayed Draw Loan	1,706
Knight AcquireCo, LLC - Delayed Draw Loan	1,376
Legacy Service Partners, LLC - Delayed Draw Loan	147
LH Equity Investors, L.P.	56
M&S Holdings Buyer, Inc. - Delayed Draw Loan	376
Naturpak PPC Buyer LLC - Delayed Draw Loan	828
Perennial Services Group, LLC - Delayed Draw Loan	4,219
Randys Holdings, Inc. (Randy's Worldwide Automotive) - Delayed Draw Loan	3,186
RMS Energy Borrower LLC - Delayed Draw Loan	1,199
SkyMark Refuelers, LLC - Delayed Draw Loan	3,324
USA Industries Holdings LLC - Delayed Draw Loan	1,388
VMG Holdings LLC (VMG Health) - Delayed Draw Loan	227
VSC Specialty Molding Acquisition LLC - Delayed Draw Loan	1,292
WCI-Momentum Bidco, LLC - Delayed Draw Loan	279
Total unfunded commitments	$ 39,784
The Company seeks to carefully consider its unfunded investment commitments for the purpose of planning its ongoing liquidity. As of December 31, 2025, the Company had adequate financial resources to satisfy its unfunded investment commitments.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
8. NET ASSETS
Shares Issued
The Company has the authority to issue an unlimited number of common shares at $0.01 par value per share. The Company expects to enter into separate subscription agreements with one or more investors providing for the private placement of its shares pursuant to a private offering and may enter into additional subscription agreements from time to time. We may hold additional closings for a period of 18 months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended to 24 months after the Initial Closing in the sole discretion of the Board. As of December 31, 2025, we had received capital commitments totaling $420,000 ($83,000 remaining undrawn), all of which is from TIAA, an entity affiliated with the Company.
On July 8, 2025, in connection with its formation, BDC V issued and sold 40 common shares at a price of $25.00 per share to the Adviser. On August 1, 2025, in connection with the acquisition of the Initial Portfolio, BDC V issued an aggregate of 12,280,000 common shares at a price of $25.00 per share to a wholly owned subsidiary of TIAA.
The following table summarizes total shares issued and proceeds received related to capital activity from inception to December 31, 2025:

Date	Shares Issued	Proceeds Received	Issuance Price per Share
July 8, 2025	40	$1	$25.00
August 1, 2025	12,280,000	$307,000	$25.00
December 30, 2025	1,199,520	$30,000	$25.01
Distributions
The following table summarizes the Company's distributions recorded for the period from July 9, 2025 to December 31, 2025:

Date Declared	Record Date	Payment Date	Dividend per Share
September 29, 2025	September 30, 2025	October 10, 2025	$0.48
December 24, 2025	December 26, 2025	January 12, 2026	$0.83

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

9. CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a consolidated schedule of financial highlights for the period from August 1, 2025 to December 31, 2025:

Period from August 1, 2025 (Commencement of Investment Operations) to December 31, 2025
Per share data:
Net asset value, beginning of period	$ 25.00
Net investment income (1)	1.39
Net realized gains (losses) (1) (7)	—
Net change in unrealized appreciation (depreciation) (1)	(0.04)
Net increase (decrease) in net assets resulting from operations	1.35
Shareholder distributions (2)	(1.31)
Other (3)	(0.02)
Net asset value, end of period	$ 25.02

Supplemental Data:
Net assets, end of period	$ 337,302
Shares outstanding, end of period	13,479,560
Total return (4)	5.39%

Ratio to average net assets:
Ratio of net expenses to average net assets before waived fees (5)	14.66%
Ratio of net expenses to average net assets after waived fees (5)	12.77%
Ratio of net investment income to average net assets (5)	12.91%
Portfolio turnover (6)	14.69%
Asset coverage ratio (8)	172.00%
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the period.
(2)The per share data for distributions reflects the actual amount of distributions recorded during the period.
(3)Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end.
(4)Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share, if any, divided by the beginning NAV per share. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at the quarter end NAV per share preceding the distribution. Total return is not annualized.
(5)Average net assets is calculated utilizing quarterly net assets. Other than organizational expenses, all ratios are annualized. The ratio of interest and debt financing expenses to average net assets for the period from August 1, 2025 to December 31, 2025 was 10.04% (annualized).
(6)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the period reported.
(7)The per share amount rounds to less than $0.01 per share.
(8)Asset coverage ratio is equal to (i) the sum of (a) net assets at the end of the period and (b) debt outstanding at the end of the period divided by (ii) total debt outstanding at the end of the period.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)

10. INCOME TAX

The Company intends to elect to be treated for U.S. federal income tax purposes as a RIC under subchapter M of the Code for the fiscal year ended December 31, 2025. As a result, the Company generally must timely distribute substantially all of its net taxable income each tax year as dividends to its shareholders. Accordingly, no provision for U.S. federal income tax has been made in the consolidated financial statements.
The Company will file income tax returns in U.S. federal and applicable state and local jurisdictions. The Company’s U.S. federal income tax return is generally subject to examination for a period of three fiscal years after being filed. State and local tax returns may be subject to examination for an additional period of time depending on the jurisdiction. Management has analyzed the Funds’s tax positions taken for the open tax year and has concluded that no provision for income tax is required in the Company’s consolidated financial statements.
Taxable income generally differs from net increase (decrease) in net assets resulting from operations for financial reporting purposes due to the timing of temporary and permanent differences in the recognition of gains and losses on investment transactions. Temporary differences do not require reclassification. As of December 31, 2025, permanent differences that resulted in reclassifications among the components of net assets resulting from operations relate primarily to amendment fees and paydown reallocations. Temporary and permanent differences have no impact on the Company’s net assets.
For the year ended December 31, 2025, the Company's cost of investments for federal income tax purposes and gross unrealized appreciation and depreciation on investments were as follows:

December 31, 2025
Tax cost of investments	$ 796,836
Gross unrealized appreciation on investments	2,234
Gross unrealized (depreciation) on investments	(2,322)
Net unrealized appreciation (depreciation) on investments	$ (88)
As of December 31, 2025, the components of accumulated earnings (losses) on a tax basis were as follows:

December 31, 2025
Undistributed ordinary income, net	$ 678
Undistributed long-term income, net	—
Total undistributed earnings	678
Capital loss carryforward	—
Unrealized appreciation (depreciation), net	(88)
Other book-to-tax differences	(266)
Total accumulated earnings (losses), net	$ 324
As of December 31, 2025, the Company had no capital loss carryforward available for use in future tax years.

NUVEEN CHURCHILL BDC V
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except share and per share data)
For income tax purposes, dividends paid and distributions made to the Company's shareholders are reported by the Company to the shareholders as ordinary income, capital gains, or a combination thereof. The tax character of the distributions paid for the period ended December 31, 2025 was as follows:

December 31, 2025
Distributions paid from:
Ordinary income	$ 16,086
Net short-term capital gains	—
Net long-term capital gains	—
Tax return of capital	—
Total taxable distributions	$ 16,086
The Company’s wholly owned subsidiary, Equity Holdings, is subject to U.S. federal and state corporate-level income taxes. For the year ended December 31, 2025, no provision for income tax expense (benefit) is recorded.
The Company accounts for income taxes in conformity with ASC Topic 740, Income Taxes ("ASC 740"). ASC 740 provides guidelines for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether the tax positions are "more-likely-than-not" to be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Based on its analysis of its tax position for the open tax year, the Company has concluded that it does not have any uncertain tax positions that met the recognition or measurement criteria of ASC 740.
11. SUBSEQUENT EVENTS
The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of December 31, 2025.